                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 March 30, 2004
                Date of report (Date of earliest event reported)


                            JAG Media Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)


    Nevada                     000-28761                 88-0380546
(State or Other        (Commission File Number)        (IRS Employer
Jurisdiction of                                      Identification No.)
Incorporation)


6865 SW 18th Street, Suite B13, Boca Raton, Florida        33433
---------------------------------------------------        -----
(Address of Principal Executive Offices)                 (Zip Code)


                                 (561) 393-0605
               Registrant's telephone number, including area code



                                 Not Applicable
             (Former Name or Address, if Changed Since Last Report)

Item 5.  Other Events and Required  FD Disclosure.

On March 30, 2004, JAG Media Holdings, Inc. (the "Company") announced that it had retained Transfer Online, Inc. ("Transfer Online") to serve as its transfer agent and registrar, replacing the Company's former transfer agent and registrar, Computershare Investor Services, Inc. Transfer Online will offer the Company's stockholders many new online features which will make it easier for registered stockholders to manage their holdings in the Company and also make communications between the Company and its stockholders more efficient. A copy of the Company's press release relating to the retention of Transfer Online is attached hereto as Exhibit 99.1.

On April 2, 2004, the Company announced a reorganization of its management team. The Company has elected Thomas J. Mazzarisi, formerly Chief Financial Officer, as its new Chief Executive Officer and Chairman of the Board of Directors. Stephen J. Schoepfer, previously Executive Vice President, has been elected President and Chief Financial Officer, while remaining Chief Operating Officer of the Company. Gary Valinoti has stepped down from his Chief Executive Officer, President and Director positions with the Company to refocus his efforts on the Company's pending lawsuit against various brokerage firms. Copies of the Separation Agreement between the Company and Gary Valinoti and the Company's press release relating to the resignation of Gary Valinoti are attached hereto as Exhibit 10.1 and Exhibit 99.2, respectively.

Item 7.  Financial Statements,  Pro Forma Financial Information and Exhibits.

Exhibit No.      Description
-----------      -----------

10.1 Separation Agreement, dated April 2, 2004, between the Company and Gary Valinoti

99.1             Press Release of the Company, dated March 30, 2004.

99.2             Press Release of the Company, dated April 2, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           JAG MEDIA HOLDINGS, INC.


Date: April 2, 2004                        By: /s/ Thomas J.Mazzarisi
                                               ----------------------
                                               Name: Thomas J.Mazzarisi
                                               Title: Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

10.1 Separation Agreement, dated April 2, 2004, between the Company and Gary Valinoti

99.1           Press Release of the Company, dated March 30, 2004.

99.2           Press Release of the Company, dated April 2, 2004.